UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024

Jones Soda Co.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

4786 1st Avenue South, Suite 103, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On August 21, 2024, Jones Soda Co. (the “Company”) issued 1,875,000 units (the “Units”) at $0.40 per Unit, for aggregate gross proceeds of $750,000, of which $500,000 was cash (the “Current Offering Tranche”), with each Unit being composed of: (i) one (1) common share in the capital of the Company (each, a “Common Share”); and (ii) one‐half (1/2) of one detachable share purchase warrant (each whole warrant, a “Warrant”). Each whole Warrant will be exercisable into one Common Share (each, a “Warrant Share”) at a price of $0.50 per Warrant Share for a period of 24 months from the date of issuance, subject to the Company having the right at its option to accelerate the expiry date of the Warrants to the date that is 30 days following delivery of a notice of acceleration to holders of Warrants if at any time the closing price of the Common Shares on the OTCQB or other stock exchange or over-the-counter market in the United States or on the Canadian Securities Exchange (the “CSE”) exceeds $0.80 (for the purposes of the CSE, the equivalent in Canadian dollars based on the daily exchange rate published by the Bank of Canada) for a period of five (5) consecutive trading days (the “Warrant Exercise Period”). Each whole Warrant may be exercised anytime during the Warrant Exercise Period upon the voluntary election to exercise by the Warrant holder.

The Company previous issued 7,535,000 Units and 1,600,000 Units on July 26, 2024 and July 31, 2024, respectively, for gross cash proceeds of $3,013,960 and $640,000, respectively (collectively, the “Previous Offering Tranches” and together with the Current Offering Tranche, the “Offering”).

In connection with the Offering, the Company paid Dominari Securities LLC (“Dominari”), who acted as exclusive placement agent for the Offering, an aggregate of $166,158.40 in cash commission, representing 4.0% of the aggregate gross proceeds raised in the Offering, and issued to Dominari an aggregate of 440,400 Warrants as compensation for Dominari’s services.

The Units were offered and sold in the Offering: (i) in the United States to accredited investors in reliance on Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); and (ii) outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

In connection with the issuance of the Units in the Current Offering Tranche, the Company signed on August 21, 2024, a registration rights agreement with each of the purchasers of the Units in the Current Offering Tranche (the “Current Registration Rights Agreement”). Pursuant to the terms of the Current Registration Rights Agreement, the Company is required to file a registration statement with the United States Securities and Exchange Commission (the “SEC”) within 30 days from the closing of the Current Offering Tranche that registers for resale the Common Shares issued in the Current Offering Tranche as well as the Common Shares issuable of upon the exercise of the Warrants. The failure on the part of the Company to file the registration statement with the SEC within this timeframe may subject the Company to payment of certain monetary penalties. In connection with the closing of the Previous Offering Tranches on July 26, 2024 and July 31, 2024, the Company entered into registration rights agreements with the purchasers of the Units in the each of the Previous Offering Tranches that contained almost identical terms to the Current Registration Rights Agreement.

The foregoing description of the Warrants and the Current Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of warrant and registration rights agreement, which were filed as Exhibits 4.1 and 10.1, respectively, to the Current Report on Form 8-K filed with the SEC on August 1, 2024, and are incorporated into this Item 1.01 by reference.

ITEM 3.02.	Unregistered Sales of Equity Securities.

The information contained or incorporated in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 8.01.	Other Events.

On August 16, 2024, the Company issued a press release announcing an extension of the Offering. Pursuant to Rule 135c under the Securities Act, the Company is filing herewith this press release as Exhibit 99.1 hereto.

On August 22, 2024, the Company issued a press release announcing the closing of the Current Offering Tranche. A copy of such press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of the Company dated August 16, 2024
99.2	Press release of the Company dated August 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

August 22, 2024	By:	/s/ David Knight
David Knight President and Chief Executive Officer